EXHIBIT 10.13.6

AMENDMENT NO. 6 TO LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 6 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of November 10, 2008 by and among TARRANT APPAREL GROUP, a corporation organized under the laws of the State of California (“Holding”), FASHION RESOURCE (TCL), INC., a corporation organized under the laws of the State of California (“Fashion”), TAG MEX, INC., a corporation organized under the laws of the State of California (“Tag Inc.”), PRIVATE BRANDS, INC., a corporation organized under the laws of the State of California (“Private”; and together with Holding, Fashion and Tag Inc., each individually a “Borrower” and collectively, the “Borrowers”), the financial institutions which are now or which hereafter become a party to the Loan Agreement (as hereinafter defined) (each a “Lender” and collectively, the “Lenders”), GMAC COMMERCIAL FINANCE LLC, a limited liability company organized under the laws of the State of Delaware (“GMAC CF”), as agent for the Lenders (GMAC CF, in such capacity, “Agent”).

WHEREAS, the Borrowers, Lenders, and Agent have entered into certain financing arrangements pursuant to certain financing agreements, including, without limitation, that certain Loan and Security Agreement dated as of June 16, 2006 (as the same may now exist, or may hereafter be amended, restated, renewed, extended, supplemented, substituted, or otherwise modified, the “Loan Agreement”; together with all of the notes, guarantees, mortgages, instruments, agreements and other documents executed and/or delivered in connection therewith, as the same may now exist, or may hereafter be amended, restated, renewed, extended, supplemented, substituted, or otherwise modified, the “Financing Agreements”); and

WHEREAS, the Borrowers have requested that Agent and the Lenders amend and modify certain provisions of the Financing Agreements to which they are a party and Agent and the Lenders have agreed to accommodate the Borrowers’ requests, subject to the terms and conditions of this Amendment;

NOW, THEREFORE, upon the mutual agreements and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

2. Amendment to Loan Agreement. Effective as of September 30, 2008, the Loan Agreement is hereby amended by deleting the reference to the amount “$7,100,000” set forth opposite the date “September 2008” contained in Section 6.8(b) (“Minimum EBITDA”) of the Loan Agreement and substituting the following therefor: “$5,000,000”.

3. EBITDA Calculation. Exhibit A attached hereto sets forth the calculation of EBITDA for the twelve month period ended September 30, 2008. Such calculation is acceptable to Agent and the Lenders.

4. Amendment Fee. In consideration hereof, Borrowers shall pay to Agent, for the ratable benefit of the Lenders, an amendment fee in the amount of $5,000 (the “Fee”), which Fee shall be fully earned, and due and payable, on the date hereof, shall be charged by Agent to the Borrowers’ Account on the date hereof and shall not be subject to refund, rebate or proration for any reason whatsoever.

5. Representations, Warranties and Covenants. The Borrowers represent, warrant and covenant with and to Agent and the Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Loan Agreements, being a condition of the effectiveness of this Amendment and a continuing condition of the making or providing of any Revolving Advances or Letters of Credit by the Lenders to the Borrowers: All of the representations and warranties set forth in the Loan Agreement, as amended hereby, and the other Financing Agreements, are true and correct in all material respects after giving effect to the provisions hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

6. Conditions Precedent. The effectiveness of this Amendment and the agreement of Agent and the Lenders to the modifications and amendments set forth in this Amendment are subject to the fulfillment of the following conditions precedent:

(a) No Event of Default or Default shall have occurred and be continuing on the date of this Amendment, or would exist after giving effect to the transactions contemplated under this Amendment; and

(b) Agent shall have received counterparts of this Amendment duly executed and delivered by the Borrowers, Agent and the Lenders.

7. Effect of this Amendment. Except as specifically set forth herein, no other changes or modifications to the Financing Agreements are intended or implied, and, in all other respects, the Financing Agreements shall continue to remain in full force and effect in accordance with their terms as of the date hereof. This Amendment, and the instruments and agreements delivered pursuant hereto and thereto constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof and thereof. Except as specifically set forth herein, nothing contained herein shall evidence a waiver or amendment by Agent or the Lenders of any other provision of the Financing Agreements. Without limiting the foregoing, nothing herein contained shall, or shall be deemed to, waive any Event of Default of which Agent or any Lender does not or do not have actual knowledge as of the date hereof, or any event or circumstance which with notice or passage of time, or both, would constitute an Event of Default. Agent and the Lenders may waive any of such Events of Default, but only in a specific writing signed by Agent and the Lenders.

8. Further Assurances. The Borrowers shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment.

9. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

10. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflict of laws).

11. Counterparts. This Amendment may be signed in counterparts, each of which shall be an original and all of which taken together constitute one agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged. Any signatures delivered by a party by facsimile transmission or by electronic mail transmission shall be deemed an original signature hereto.

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Each of the parties has signed this Amendment as of the day and year first above written.

TARRANT APPAREL GROUP

By:	/s/ Patrick Chow
Name:	Patrick Chow
Title:	Chief Financial Officer

FASHION RESOURCE (TCL), INC.

By:	/s/ Patrick Chow
Name:	Patrick Chow
Title:	Chief Financial Officer

TAG MEX, INC.

By:	/s/ Patrick Chow
Name:	Patrick Chow
Title:	Chief Financial Officer

PRIVATE BRANDS, INC.

By:	/s/ Patrick Chow
Name:	Patrick Chow
Title:	Chief Financial Officer

GMAC COMMERCIAL FINANCE LLC, as Agent and a Lender

By:	/s/ David Grabosky
Name:	David Grabosky
Title:	Vice President

UPS CAPITAL CORPORATION, as a Lender

By:	/s/ John P. Holloway
Name:	John P. Holloway
Title:	Director of Portfolio Management

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